UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2023

JANUS HENDERSON GROUP PLC

(Exact name of registrant as specified in its charter)

Jersey, Channel Islands	001-38103	98-1376360
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

201 Bishopsgate	EC2M3AE
London, United Kingdom	(Zip Code)
(Address of principal executive offices)

+44 (0) 20 7818 1818

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.50 Per Share Par Value	JHG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 30, 2023, Janus Henderson Group plc (the “Company”) entered into a five-year, $200.0 million unsecured, multi-currency revolving credit facility (the “Revolving Credit Facility”), with Janus Henderson US (Holdings) Inc., as guarantor, Bank of America Europe Designated Activity Company, as coordinator, bookrunner and mandated lead arranger, and facility agent, Citibank, N.A., as bookrunner and mandated lead arranger, BNP Paribas, London Branch, NatWest Markets plc, State Street Bank and Trust Company, and Wells Fargo Bank, National Association, as mandated lead arrangers, and the other lenders party thereto. The Revolving Credit Facility includes an option for the Company to request an increase to the overall amount of the Revolving Credit Facility of up to an additional $50.0 million. As discussed in Item 1.02 of this Current Report on Form 8-K, the Revolving Credit Facility replaced our prior $200 million revolving credit facility, which was terminated upon our entry into the new Revolving Credit Facility.

The Revolving Credit Facility may be used for general corporate purposes and has a maturity date of June 30, 2028, with two one-year extension options which can be exercised at the discretion of the Company with the lenders’ consent prior to the first and second anniversary of the date of the agreement, respectively. The Company may be required to prepay any borrowings upon a change of control.  It may also voluntarily prepay any borrowings denominated in USD or GBP on five business days’ notice and any borrowings denominated in EUR or AUD on three business days’ notice, in each case without premium or penalty (subject to applicable breakage costs).

The Revolving Credit Facility is guaranteed by Janus Henderson US (Holdings) Inc. (formerly known as Janus Capital Group Inc.) but only for such period as the 4.875% senior notes due 2025 (the “2025 Senior Notes”) (or any debt issued to refinance the 2025 Senior Notes) are outstanding with Janus Capital Group Inc. as issuer.

Borrowings under the Revolving Credit Facility will bear interest at a rate equal to the aggregate of (i) the term reference rate (being, for loans denominated in EUR, the euro interbank offered rate and, for loans denominated in AUD, the Australian bank bill swap reference rate) or the compounded reference rate (being, for loans denominated in USD, the secured overnight financing rate as administered by the Federal Reserve Bank of New York and, for loans denominated in GBP, the sterling overnight index average reference rate displayed on the relevant screen of any authorised distributor of that reference rate, in each case compounded daily in arrears, plus a credit adjustment spread (subject to a zero floor on such aggregate daily rate)), and (ii) the applicable margin which is based on the Company’s credit rating. Interest is payable on the last day of selected interest periods (which may be one, two or three months or, in relation to borrowings in EUR or AUD, one, three or six months). Certain fees, including a commitment fee and utilization fees, are also payable under the Revolving Credit Facility.

The Revolving Credit Facility contains affirmative and negative covenants customarily applicable to such credit facilities, including (subject to negotiated exceptions) covenants restricting security, disposals and subsidiary indebtedness.  It also contains a financial covenant with respect to leverage. The financing leverage ratio cannot exceed 3.00x EBITDA provided that, if any material acquisition occurs during any measurement period, then at the election of the Company the maximum leverage shall be increased to 3.50x times EBITDA for such measurement period and the next succeeding measurement period (any period with such increase a “Leverage Ratio Increase Period”), provided, further, that no more than two Leverage Ratio Increase Periods may be elected by the Company during the term of the Revolving Credit Facility.

The Revolving Credit Facility contains customary provisions relating to acceleration of payment obligations in an event of default, which include non-payment of amounts under the Revolving Credit Facility; covenant defaults, subject to grace periods for certain covenants; inaccurate representations or warranties in any material respect, commencement of insolvency proceedings and cross-default on other indebtedness.

Item 1.02	Termination of a Material Definitive Agreement

In connection with the entry into of the Revolving Credit Facility on June 30, 2023, we terminated our prior $200.0 million revolving credit facility dated February 16, 2017 (as amended and restated effective December 21, 2021), between Janus Henderson Group plc, as borrower, Janus Henderson US (Holdings) Inc. (formerly known as Janus Capital Group Inc.), as guarantor, Bank of America Europe Designated Activity Company (as successor in title to Bank of America Merrill Lynch International Limited), as facility agent, and the other lenders party thereto. See the Company’s Current Report on Form 8-K filed on May 30, 2017, and the Company’s Annual Report on Form 10-K filed on February 25, 2022, for descriptions of the terms of the prior credit facility.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 30, 2023, we entered into the Revolving Credit Facility described in Item 1.01 above, which information is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Facility Agreement, US$200,000,000 Revolving Credit Facility, dated as of June 30, 2023, among Janus Henderson Group plc, as borrower, Janus Henderson US (Holdings) Inc., as guarantor, Bank of America Europe Designated Activity Company, as coordinator, bookrunner and mandated lead arranger, and facility agent, Citibank, N.A., as bookrunner and mandated lead arranger, BNP Paribas, London Branch, NatWest Markets plc, State Street Bank and Trust Company, and Wells Fargo Bank, National Association, as mandated lead arrangers, and the other lenders party thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JANUS HENDERSON GROUP PLC

By:	/s/ Roger Thompson
Name:	Roger Thompson
Title:	Chief Financial Officer

Date: July 5, 2023